SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

July 15, 2003
Date of Report (Date of earliest event reported)

O2Diesel Corporation

(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

000-32217 (Commission File Number)	91-2023525 (I.R.S. Employer Identification No.)

200 Executive Drive Newark, Delaware (Address of principal executive offices)	19702 (Zip Code)

(302) 266-6000
(Registrant’s telephone number, including area code)

(NOT APPLICABLE)
(Former name or former address, if changed since last report)

     O2Diesel Corporation (“O2Diesel” or the “Registrant”) hereby amends Item 7 of its Current Report on Form 8-K, dated July 15, 2003, filed on July 30, 2003 (the “Report”), as set forth below. The purpose of that Report was to disclose, pursuant to Items 1 and 2, the change of control of O2Diesel pursuant to the acquisition of AAE Technologies International, Plc. (“AAE”). As permitted by Sections (a)(4) and (b)(2) of Item 7, the Report omitted certain financial information required by Item 7. The purpose of this amendment is to file such information.

     Item 7. Financial Statements and Exhibits.

     (a)  Financial statements of business acquired.

     AAE’s audited consolidated financial statements for the six months ended June 30, 2003, the year ended December 31, 2002, the three months ended December 31, 2001, and for the year ended September 30, 2001 are included in Exhibit 99.1 filed herewith and are hereby incorporated by reference.

     (b)  Pro forma financial information.

     The unaudited Pro Forma Condensed Combined Balance Sheet of O2Diesel and AAE and the unaudited Pro Forma Condensed Combined Statements of Income of O2Diesel and AAE for the six months ended June 30, 2003 and for the year ended December 31, 2002 are included in Exhibit 99.2 filed herewith and are hereby incorporated by reference.

     (c)  Exhibits

Exhibit No.
99.1	AAE’s audited Financial Statements for the six months ended June 30, 2003, the year ended December 31, 2002, the three months ended December 31, 2001, and for the period from Oct 14, 2000 to September 30, 2001, together with the Report of the independent auditors thereon. Filed herewith.

99.2	Unaudited Pro Forma Condensed Combined Balance Sheet of O2Diesel Corporation and unaudited Pro Forma Condensed Combined Statements of Income for the six months ended June 30, 2003 and for the year ended December 31, 2002. Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2Diesel Corporation

Date: September 29, 2003	By:	/s/ Alan R. Rae

Alan R. Rae
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.
99.1	AAE’s audited Financial Statements for the six months ended June 30, 2003, the year ended December 31, 2002, the three months ended December 31, 2001, and for the period from Oct 14, 2000 to September 30, 2001, together with the Report of the independent auditors thereon.

99.2	Unaudited Pro Forma Condensed Combined Balance Sheet of O2Diesel Corporation and unaudited Pro Forma Condensed Combined Statements of Income for the six months ended June 30, 2003 and for the year ended December 31, 2002. Filed herewith.